Exhibit 99.3

Citizens South Banking Corporation Announces Quarterly Dividend

          GASTONIA, N.C., Jan. 23 /PRNewswire-FirstCall/ -- Kim S. Price, President and Chief Executive Officer of Citizens South Banking Corporation (Nasdaq: CSBC), announced today that the Company’s Board of Directors has declared a cash dividend of seven cents ($0.07) per share of common stock. The dividend will be payable to stockholders of record as of February 1, 2006, and will be paid on February 15, 2006.

          Citizens South Banking Corporation is the parent corporation for Citizens South Bank, which was established in 1904 and is headquartered in Gastonia, North Carolina.  The Bank has eleven full-service banking offices located in the Central Piedmont region of North Carolina.  At December 31, 2005, the Company had consolidated assets of $701.1 million, loans of $473.0 million, deposits of $517.5 million, and stockholders’ equity of $84.3 million.

SOURCE  Citizens South Banking Corporation
          -0-                                                  01/23/2006
          /CONTACT:  Gary F. Hoskins, CFO of Citizens South Banking Corporation,
+1-704-884-2263, or gary.hoskins@citizenssouth.com/
          /Web site:  http://www.citizenssouth.com/
          (CSBC)